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TLC VISION CORPORATION
FORM 10-K - EXHIBIT 23(a)

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements Form S-8 (No. 333-8162), Form S-8 (No. 333-71532), Form S-8 (No. 333-55480) and Form
S-8 (No. 333-62907) of TLC Vision Corporation of our report dated August 15, 2002 with respect to the consolidated financial statements of TLC Vision Corporation included in this Annual Report (Form 10-K) for the year ended May 31, 2002.



Toronto, Canada                                            /s/ Ernst & Young LLP
August 29, 2002                                            Chartered Accountants